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                                                                    EXHIBIT 10.6

                                     AS AMENDED AND APPROVED ON NOVEMBER 2, 2006

                                 ALKERMES, INC.

                             1999 STOCK OPTION PLAN

                                    ARTICLE I

                                     PURPOSE

The purpose of the 1999 Stock Option Plan (the "Plan") is to enable Alkermes, Inc. (the "Company") to offer to certain officers, employees, directors and consultants of the Company or any of its Subsidiaries options to acquire equity interests in the Company, thereby helping to attract, retain and reward such persons, and strengthen the mutuality of interests between such persons and the Company's shareholders.

                                   ARTICLE II

                                   DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:

      2.1 "ADMINISTRATOR" shall mean the Board or, if the Board has delegated its responsibility to administer the Plan pursuant to Section 3.1, the committee and/or subcommittee of the Board to which such responsibility has been delegated.

      2.2 "BOARD" shall mean the Board of Directors of the Company.

      2.3 "CHANGE OF CONTROL" shall mean

            (a) The acquisition, directly or indirectly, other than from the Company, by any person, entity or "group" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), excluding, for this purpose, the Company, it subsidiaries, and any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company) (a "Third Party") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or

            (b) Individuals who, as of December 14, 2000, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to such date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the Incumbent Directors who are directors at the time of such vote shall be, for purposes of this Agreement, an Incumbent Director; or

            (c) Consummation of (i) a reorganization, merger or consolidation, or (ii) a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company (whether such assets are held directly or indirectly) to a Third Party;

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            (d) except that any event or transaction which would be a "Change of
Control" under (a) or (c)(i) of this definition shall not be a "Change of Control" if persons who were the shareholders of the Company immediately prior to such event or transaction (other than the acquiror in the case of a reorganization, merger or consolidation), immediately thereafter, beneficially own more than 50% of the combined voting power of the Company's or the reorganized, merged or consolidated company's then outstanding voting securities entitled to vote generally in the election of directors.

      2.4 "CODE" shall mean the Internal Revenue Code of 1986, as amended.

      2.5 "COMMON STOCK" shall mean the Common Stock, par value $.01 per share, of the Company.

      2.6 "DISABILITY" shall mean a disability that results in a Participant's Termination of Employment, as determined pursuant to standard Company procedures.

      2.7 "EFFECTIVE DATE" shall mean the date on which the Plan is adopted by the Board.

      2.8 "FAIR MARKET VALUE" for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, shall mean, as of any date, the average of the high and low sales prices of a share of Common Stock as reported on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or traded on any such exchange, on the Nasdaq Stock Market ("Nasdaq"), or, if such sales prices are not available, the average of the bid and asked prices per share reported on Nasdaq, or, if such quotations are not available, the fair market value as determined by the Board, which determination shall be conclusive.

      2.9 "INCENTIVE STOCK OPTION" shall mean any Stock Option that is intended to be and is designated as an "incentive stock option" within the meaning of
Section 422 of the Code.

      2.10 "NON-QUALIFIED STOCK OPTION" shall mean any Stock Option that is not an Incentive Stock Option.

      2.11 "PARTICIPANT" shall mean an officer, employee, director or consultant of the Company or a Subsidiary to whom an Option has been granted under the Plan.

      2.12 "STOCK OPTION" or "OPTION" shall mean any option to purchase shares of Common Stock granted pursuant to Article VI of the Plan.

      2.13 "SUBSIDIARY" shall mean any corporation, limited partnership, limited liability company or any other entity of which the Company owns more than 50% of the voting stock or equity or a controlling interest.

      2.14 "TERMINATION OF EMPLOYMENT" shall mean, as appropriate, (a) the termination of a Participant's employment with the Company and its subsidiaries for reasons other than a military or personal leave of absence granted by the Company, (b) termination of a Participant's consulting relationship with the Company or (c) termination of a Participant's service as a member of the Board.

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                                   ARTICLE III

                                 ADMINISTRATION

      3.1 THE ADMINISTRATOR. The Plan shall be administered and interpreted by the Board; provided, however, that the Board may delegate this responsibility to a committee, which may in turn delegate this responsibility to a subcommittee thereof, each such committee and subcommittee to be comprised of two or more members of the Board; and provided further, however, that notwithstanding the foregoing, the Board may also delegate to a committee, which may in turn delegate to a subcommittee thereof, each such committee and subcommittee to be comprised of one or more members of the Board, the authority to grant from time to time individual Options to purchase not more than 5,000 shares of Common Stock to any person eligible under Article V (who is not subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended).

      3.2 AWARDS. The Administrator shall have full authority to grant, pursuant to the terms of the Plan, Stock Options to persons eligible under Article V. In particular, the Administrator shall have the authority:

            (a) to select the officers, employees, directors and consultants to whom Stock Options may from time to time be granted;

            (b) to determine whether and to what extent Stock Options are to be granted to one or more officers, employees, directors and consultants eligible to receive Options under Article V;

            (c) to determine the number of shares of Common Stock to be covered by each Option granted pursuant to Article VI; and

            (d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option granted under Article VI (including, but not limited to, the option price, the option term, installment exercise or waiting period provisions and provisions relating to the waiver or acceleration thereof).

      3.3 GUIDELINES. Subject to Article VII hereof, the Administrator shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Option granted under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Administrator may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Option in the manner and to the extent it shall deem necessary to carry out the purposes of the Plan. Notwithstanding the foregoing, no action of the Administrator under this Section 3.3 shall impair the rights of any Participant without the Participant's consent, unless otherwise required by law.

      3.4 DECISIONS FINAL. Any decision, interpretation or other action made or taken in good faith by the Administrator arising out of or in connection with the Plan shall be final, binding and conclusive on the Company, all Participants, officers, employees, directors and consultants, and their respective heirs, executors, administrators, successors and assigns.

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                                   ARTICLE IV

                                SHARE LIMITATION

      4.1 SHARES. The maximum aggregate number of shares of Common Stock that may be issued under the Plan is Twenty Million, Nine Hundred Thousand (20,900,000) (subject to increase or decrease pursuant to Section 4.2), which may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock reacquired by the Company. If any Option granted under the Plan shall expire, terminate or be cancelled for any reason without having been exercised in full, the number of shares of Common Stock not purchased under such Option shall again be available for the purposes of the Plan.

      4.2 CHANGES. In the event of a stock dividend, cash dividend declared and paid other than in the ordinary course, stock split, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other transaction affecting the Common Stock, the Administrator shall make equitable or proportionate adjustments in (i) the maximum aggregate shares of Common Stock that may be issued under the Plan, (ii) the maximum number of shares with respect to which Options may be granted to any individual during any year, (iii) the number of shares of Common Stock subject to outstanding Awards, and (iv) the exercise price of any outstanding Options; provided, however, that no such adjustment shall be required if the Administrator determines that such action could cause an Award to fail to satisfy the conditions of any applicable exception from the requirements of
Section 409A of the Code or disqualify any Award intended to be an Incentive Stock Option. All adjustments made by the Administrator shall be final, binding and conclusive. No fractional share of Common Stock shall be issued from the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

      4.3 PER-PARTICIPANT LIMIT. Subject to adjustment under Section 4.2, no Participant may be granted Options during any one fiscal year to purchase more than 4,000,000 shares of Common Stock.

                                    ARTICLE V

                                   ELIGIBILITY

      5.1 EMPLOYEES. Officers and other employees of the Company or any of its Subsidiaries are eligible to be granted both Incentive Stock Options and Non-Qualified Stock Options under the Plan.

      5.2 DIRECTORS AND CONSULTANTS. Directors and consultants of the Company or any of its Subsidiaries are eligible to be granted Non-Qualified Stock Options, but may not receive Incentive Stock Options unless they are employees of the Company or a Subsidiary corporation within the meaning of Section 424 of the Code.

                                   ARTICLE VI

                             GRANT OF STOCK OPTIONS

      6.1 GRANTS. The Administrator shall have the authority to grant to any person, to the extent eligible under Article V, one or more Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not qualify as an Incentive Stock Option shall constitute a separate Non-Qualified Stock Option.

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      6.2 INCENTIVE STOCK OPTIONS. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422 of the Code.

      6.3 TERMS OF OPTIONS. Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

            (a) STOCK OPTION CERTIFICATE. Each Stock Option shall be evidenced by, and subject to the terms of, a Stock Option Certificate executed by the Company. The Stock Option Certificate shall specify whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option, the number of shares of Common Stock subject to the Stock Option, the option price, the option term, and the other terms and conditions applicable to the Stock Option.

            (b) OPTION PRICE. The option price per share of Common Stock to be delivered upon exercise of a Stock Option shall be determined by the Administrator at the time of grant, but shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted.

            (c) OPTION TERM. The term of each Stock Option shall be fixed by the Administrator at the time of grant, but no Stock Option shall be exercisable more than ten years after the date it is granted.

            (d) EXERCISABILITY. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at the time of grant; provided, however, that the Administrator may waive any installment exercise or waiting period provisions, in whole or in part, at any time after the date of grant, based on such factors as the Administrator shall deem appropriate in its sole discretion.

            (e) METHOD OF EXERCISE. Subject to such installment exercise and waiting period provisions as may be imposed by the Administrator, Stock Options may be exercised in whole or in part at any time during the option term by delivering to the Company written notice of exercise specifying the number of shares of Common Stock to be purchased and the aggregate option price therefor. The notice of exercise shall be accompanied by payment in full of the option price and, if requested by the Company, by the representation described in
Section 9.2. Payment of the option price may be made (i) in cash or by check payable to the Company, (ii) unless otherwise determined by the Administrator on or after the date of grant, in shares of Common Stock duly owned by the Participant (and for which the Participant has good title, free and clear of any liens and encumbrances) or (iii) in the case of an Option that is not an Incentive Stock Option unless otherwise determined by the Administrator on or after the date of grant, by reduction in the number of shares of Common Stock issuable upon such exercise, based, in each case, on the Fair Market Value of the Common Stock on the date of exercise. Upon satisfaction of the conditions provided herein, a stock certificate representing the number of shares of Common Stock to which the Participant is entitled shall be issued and delivered to the Participant. Stock Options may also be exercised by the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall

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comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure.

In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

            (f) DEATH. Unless otherwise determined by the Administrator on or after the date of grant, in the event of a Participant's Termination of Employment by reason of death, any Stock Option held by such Participant which was exercisable on the date of death may thereafter be exercised by the legal representative of the Participant's estate until the earlier of one year after the date of death or the expiration of the stated term of such Stock Option, and any Stock Option not exercisable on the date of death shall be forfeited.

            (g) DISABILITY. Unless otherwise determined by the Administrator on or after the date of grant, in the event of a Participant's Termination of Employment by reason of Disability, any Stock Option held by such Participant that was exercisable on the date of such Termination of Employment may thereafter be exercised by the Participant until the earlier of one year after such date or the expiration of the stated term of such Stock Option, and any Stock Option not exercisable on the date of such Termination of Employment shall be forfeited. If the Participant dies during such one-year period, any unexercised Stock Options held by the Participant at the time of death may thereafter be exercised by the legal representative of the Participant's estate until the earlier of one year after the date of the Participant's death or the expiration of the stated term of such Stock Option. If an Incentive Stock Option is exercised after the expiration of the exercise period that applies for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

            (h) TERMINATION OF EMPLOYMENT. Unless otherwise determined by the Administrator on or after the date of grant, in the event of a Participant's Termination of Employment by reason of retirement or for any reason other than death or Disability, any Stock Option held by such Participant which was exercisable on the date of such Termination of Employment may thereafter be exercised by the Participant until the earlier of three months after such date or the expiration of the stated term of such Stock Option, and any Stock Option not exercisable on the date of Termination of Employment shall be forfeited.

            (i) CHANGE OF CONTROL. Notwithstanding the provisions of Section 4.2, in the event of a Change of Control, all outstanding Stock Options shall immediately become fully exercisable, and upon payment by the Participant of the option price (and, if requested, delivery of the representation described in Section 9.2), a stock certificate representing the Common Stock covered thereby shall be issued and delivered to the Participant. This Section 6.3(i) shall apply to any outstanding Stock Options which are Incentive Stock Options to the extent permitted by Code Section 422(d), and any outstanding Incentive Stock Options in excess thereof shall, immediately upon the occurrence of such a Change of Control be treated for all purposes of the Plan as Non-Qualified Stock Options and shall be immediately exercisable as set forth in this Section 6.3(i).

            (j) MERGER AND OTHER FUNDAMENTAL TRANSACTIONS. In the event the Company is succeeded by another company in a reorganization, merger, consolidation, acquisition of property or stock, separation or liquidation or any other transaction occurs that affects the Common Stock such that an adjustment is required in order to preserve the benefits intended to be provided by the Plan, the successor company shall assume all of the outstanding

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Options granted under this Plan or shall substitute new options for them, which shall provide that each Participant, at the same cost, shall be entitled upon the exercise of each such option to receive such securities as the Board of Directors (or equivalent governing body) of the succeeding, resulting or other company shall determine to be equivalent, as nearly as practicable, to the nearest whole number and class of shares of stock or other securities to which the Participant would have been entitled under the terms of the agreement governing the reorganization, merger, consolidation, acquisition of property or stock, separation or liquidation as if, immediately prior to such event, the Participant had been the holder of record of the number of shares of Common Stock which were then subject to the outstanding Option granted under this Plan.

            (k) NON-TRANSFERABILITY OF OPTIONS. Unless otherwise determined by the Administrator on or after the date of grant, Stock Options shall not be transferrable by the Participant otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Participant's lifetime, only by the Participant.

            (l) INCENTIVE STOCK OPTION LIMITATIONS. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other stock option plan of the Company or any Subsidiary or parent corporation (each within the meaning of Section 424 of the Code) exceeds $100,000, such Options shall be treated as Options which are not Incentive Stock Options.

            (m) TEN-PERCENT SHAREHOLDER RULE. Notwithstanding any other provision of the Plan to the contrary, no Incentive Stock Option shall be granted to any person who, immediately prior to the grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation (each within the meaning of Section 424 of the Code), unless the option price is at least 110% of the Fair Market Value of the Common Stock on the date of grant and the Option, by its terms, expires no later than five years after the date of grant.

      Should any of the foregoing provisions not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Board may amend the Plan accordingly, without the necessity of obtaining the approval of the shareholders of the Company.

      6.4 RIGHTS AS SHAREHOLDER. A Participant shall not be deemed to be the holder of Common Stock, or to have any of the rights of a holder of Common Stock, with respect to shares subject to an Option, unless and until the Option is exercised and a stock certificate representing such shares of Common Stock is issued to the Participant.

                                   ARTICLE VII

                            TERMINATION OR AMENDMENT

      7.1 TERMINATION OR AMENDMENT OF PLAN. The Board may at any time amend, discontinue or terminate the Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article IX) or amend any Option previously granted, prospectively or retroactively (subject to Article IV); provided, however, that
(a) in either case, unless otherwise required by law, the rights of a Participant with respect to Options granted prior to such amendment, discontinuance or

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termination may not be impaired without the consent of such Participant and (b)
the Company will seek the approval of the Company's shareholders for any amendment to the Plan if (i) such amendment materially increases the benefits to Participants under the Plan or (ii) approval is necessary to comply with the Code, Federal or state securities laws, the rules or regulations of any stock exchange or stock market on which the Common Stock is listed or traded or any other applicable rules or regulations.

      7.2 OPTION REPRICING. Notwithstanding any provision in the Plan to the contrary, neither the Administrator nor the Company will reprice any Option previously granted to a Participant (except for a change in exercise price which is effected under Section 4.2).

                                  ARTICLE VIII

                                  UNFUNDED PLAN

      8.1 UNFUNDED STATUS. The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payment not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

                                   ARTICLE IX

                               GENERAL PROVISIONS

      9.1 NONASSIGNMENT. Except as otherwise provided in the Plan, any Option granted hereunder and the rights and privileges conferred thereby shall not be sold, transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of an Option, right or privilege contrary to the provisions hereof, or upon the levy of any attachment or similar process thereon, such Option and the rights and privileges conferred thereby shall immediately terminate and the Option shall immediately be forfeited to the Company.

      9.2 LEGEND. The Company may require each person acquiring shares upon exercise of an Option to represent to the Company in writing that the Participant is acquiring the shares for the Participant's own account and without a view to the distribution thereof. The stock certificates representing such shares may include any legend which the Company deems appropriate to reflect any restrictions on transfer.

      All certificates representing shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Company may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or stock market upon which the Common Stock is then listed or traded, any applicable Federal or state securities law, and any applicable corporate law, and the Company may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

      9.3 OTHER PLANS. Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

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      9.4 NO RIGHT TO EMPLOYMENT. Neither the Plan nor the grant of any Option shall give any Participant or other officer, employee, consultant or director any right with respect to continuance of office, employment, consulting relationship or directorship, as the case may be, with the Company or any Subsidiary, nor shall the Plan impose any limitation on the right of the Company or any Subsidiary by which a Participant is employed to terminate a Participant's office, employment or consulting relationship at any time. Neither the Plan nor the grant of any Option shall give any director the right to continue as a member of the Board or obligate the Company to nominate any director for reelection by the Company's shareholders.

      9.5 WITHHOLDING OF TAXES. The Company shall have the right to reduce the number of shares of Common Stock otherwise deliverable upon exercise of an Option by an amount that would have a Fair Market Value equal to the amount of all Federal, state and local taxes required to be withheld, or to deduct the amount of such taxes from any cash payment otherwise to be made to the Participant, pursuant to the Plan or otherwise. In connection with such withholding, the Company may make such arrangements as are consistent with the Plan as it may deem appropriate.

      9.6 LISTING AND OTHER CONDITIONS.

            (a) If the Common Stock is listed on a national securities exchange or Nasdaq, the issuance of any shares of Common Stock upon exercise of an Option shall be conditioned upon such shares being listed on such exchange or Nasdaq. The Company shall have no obligation to issue any shares of Common Stock unless and until such shares are so listed, and the right to exercise any Option shall be suspended until such listing has been effected.

            (b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock upon exercise of an Option is or may in the circumstances be unlawful or result in the imposition of excise taxes under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock or Options, and the right to exercise any Option shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or shall not result in the imposition of excise taxes.

            (c) Upon termination of any period of suspension under this Section 9.6, any Option affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.

      9.7 GOVERNING LAW. The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to the conflict of law principles thereof.

      9.8 CONSTRUCTION. Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

      9.9 LIABILITY OF THE BOARD. No member of the Board nor any employee of the Company or any of its Subsidiaries shall be liable for any act or action hereunder, whether of omission or commission, by any other member of the Board or officer or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated or, except in circumstances involving bad faith, gross negligence or fraud, for anything done or omitted to be done by himself or herself.

      9.10 COSTS. The Company shall bear all expenses incurred in administering the Plan, including expenses related to the issuance of Common Stock upon exercise of Options.

      9.11 SEVERABILITY. If any part of the Plan shall be determined to be invalid or void in any respect, such determination shall not affect, impair, invalidate or nullify the remaining provisions of the Plan which shall continue in full force and effect.

      9.12 SUCCESSORS. The Plan shall be binding upon and inure to the benefit of any successor or successors of the Company.

      9.13 HEADINGS. Article and section headings contained in the Plan are included for convenience only and are not to be used in construing or interpreting the Plan.

                                    ARTICLE X

                                  TERM OF PLAN

      10.1 EFFECTIVE DATE. The Plan shall be effective as of the Effective Date, but the grant of any Option hereunder is subject to the express condition that the Plan be approved by the shareholders of the Company within 12 months after the Effective Date.

      10.2 TERMINATION DATE. Unless sooner terminated, the Plan shall terminate ten years after the Effective Date and no Options may be granted thereafter. Termination of the Plan shall not affect Options granted before such date.